U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                      8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  June 25, 1997

                          MEDICAL INDUSTRIES OF AMERICA, INC.
                (Exact name of registrant as specified in its charter)

Florida                    0-20356                        65-0158479
(State of                  (Commission                    (IRS Employer
Incorporation)             File Number)                   Identification Number)

        1903 S. Congress Avenue, Suite 400, Boynton Beach, Florida 33426
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  561-737-2227

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     a. Effective June 25, 1997, the Board of Directors of Medical Industries of America, Inc. (the "Company") voted to not continue with its independent accountants, Grant, Schwartz & Associates, CPAs.

During the last two fiscal years, and the subsequent period to June 25, 1997, there were no disagreements between the Company and Grant, Schwartz on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant, Schwartz would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The Company has requested Grant, Schwartz to provide the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B. The Company will file this letter as an exhibit to form 8-K/A within a reasonable time of receipt.

On June 26, 1997, the Company engaged the services of Grant Thornton, LLP. to be the Company's auditors The Company has authorized Grant, Schwartz to fully respond to any and all inquiries of the successor accountant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MEDICAL INDUSTRIES OF AMERICA, INC.